Exhibit 10.42
AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of December 7, 2017 (the “Effective Date”) is made by and among C2GO Inc., a Nevada corporation with its office at 3355 S. Highland Drive, Suite 111, Las Vegas, NV 89109 ("Borrower"), FiCentive, Inc., a Nevada corporation with its principal place of business in San Antonio, Texas ("Lender"), and Mercury Investment Partners LLC, a limited liability company with its principal place of business at 5439 S. Prince St., Littleton, CO 80120 (“Purchaser”).

RECITALS:

WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement the dated February 2, 2016 (the "Security Agreement"), pursuant to which Borrower executed and delivered to Lender a Promissory Note of even date therewith (the “Note”) evidencing and/or securing a loan from Lender to Borrower in the maximum principal amount of $200,000.00, which sum was fully advanced and remains outstanding (the "Loan"), as well as all accrued interest; and

WHEREAS, the Loan is currently in default, has matured and is past due; and

WHEREAS, Borrower and has entered into a process to reorganize its finances, restructure its indebtedness and admit new investors (the "Restructuring"); and

WHEREAS, in connection with the Restructuring and subject to the terms hereof, Borrower and Lender have agreed that Lender shall sell all of its rights, title and interest in and to the Note and arising from the Security Agreement to Purchaser in consideration for the sum of Two Hundred Thousand U.S. Dollars ($200,000.00), which upon receipt of payment in full, shall represent full satisfaction of all obligations of Borrower to Lender, including without limitation those arising from or related to the Loan.

WHEREAS, the parties hereto have agreed on the terms set forth below as a means of resolving the disputes between them and the obligations between them, and agree that, in the interest of efficiently resolving the dispute between the parties, and avoiding the costs, inconvenience and uncertainty inherent in civil litigation, it is in the parties’ mutual interest to resolve their dispute, and therefore have reached and entered into this Agreement;
NOW, THEREFORE, in consideration of the parties’ desire to settle the dispute and in consideration of the terms and conditions herein contained, Borrower and Lender hereby agree as follows:
1.Status of Note and Withdrawal of Default Notice. Lender hereby acknowledges and agrees that, effective as of the date hereof, it shall take no action to enforce its rights under the Note based on the default by Borrower. Borrower hereby acknowledges that by executing this Agreement, Lender is not waiving any rights it has under the Note or Security Agreement. Lender agrees that, during such times as all of the Payments set forth below are made as and when due and the Borrower or Purchaser comply with all other obligations under this Agreement, Lender shall not pursue any rights or remedies under the Note or Security Agreement and shall not take any action in furtherance of any legal proceedings or actions taken against Borrower or its assets nor commence any similar new actions. Lender shall execute concurrently herewith the Settlement Confirmation attached hereto as Exhibit A, which Borrower can use as evidence to its vendors, bankers and other commercial relationships to provide evidence that the prior actions taken by Lender have been suspended pending compliance with the terms of this Agreement.
2.Purchase of the Note. Borrower and Lender agree that all obligations of Borrower to Lender arising under the Note and/or Security Agreement, or in any way deriving therefrom or related thereto, shall be satisfied by the receipt by Lender of the sum of $200,000.00 (the “Settlement Amount”). To facilitate the payment of the Settlement Amount to Lender, the Purchaser hereby agrees to purchase from the Lender, and the Lender hereby agrees to sell to the Purchaser the Note including the rights and obligations provided by the Security Agreement (the “Purchase Agreement”), in consideration for the payments by the Purchaser to Lender as follows (the “Payments”):

a.	$50,000 concurrently with the execution of this Agreement;

b.	$50,000 on or before April 30, 2018;

c.	$100,000 on or before, October 31, 2018.
In the event that the Purchaser fails to make any of the Payments when due, Lender shall provide notice to Borrower of such default, and Borrower shall have 15 days to make the Payment on behalf of the Purchaser. Should the default remain uncured for 15 days after the giving of any notice, then Lender may avail itself of the Default Remedies as set forth below or any remedy available to Lender under the Note or the Security Agreement.
3.Representation of Lender. Lender hereby represents and warrants that it is the sole and lawful owner of the Note, and has not assigned any interest of any kind therein to any party, nor has it assigned any of its rights or interests under the Security Agreement.
4.Application of Monies Received; Waiver of Accrued Interest. Effective upon payment in full of the Payments, all interest due and payable under the terms of the Loan accrued and unpaid through the date hereof shall be deemed waived in full, and Borrower shall be relieved of any obligation therefor. In the event that the Purchaser fails to make the Payments in full, and the Note is not assigned to the Purchaser, all monies that were received by Lender from Purchaser and from Borrower which are made to cure the default of Purchaser shall be deemed to be repayments of the principal balance of the Note, and Lender’s claims against Borrower with respect to the Note shall give credit to Borrower for such payments of the principal balance of the Note.

5.Documents to be held in Escrow. Pending performance by the Purchaser of its obligations hereunder, counsel for Lender (“Escrow Agent”) shall hold in escrow the following documents, which Borrower and Lender shall execute and deliver to counsel for Lender simultaneously with the execution and delivery of this agreement (the “Settlement Documents”):

a.	The original Note;

b.	The Security Agreement;

c.	An executed Assignment of the Note and of the Security Agreement by Lender to the Purchaser. The Assignment shall be in the form annexed hereto as Exhibit B;

d.	An executed UCC-3 Financing Statement assigning the security interest;

e.
A confession of judgment by Borrower in the amount of $254,000 less any Payments made pursuant to this Agreement. The confession, which shall be in the form annexed hereto as Exhibit C, shall authorize Lender’s counsel to enter such judgment as set forth below, and

f.	Executed Mutual Releases contemplated by Section 7 hereof in the form annexed hereto as Exhibit D.
In the event of a default by Purchaser, Escrow Agent is authorized to release the Settlement Documents that it is holding to Lender, it being acknowledged and understood that, upon the release of the Settlement Documents, Lender may avail itself of the Default Remedies herein or as contained in the Note or the Security Agreement.
Upon payment in full by Purchaser of the Payments, Escrow Agent (i) shall return to Borrower the confession of judgment, (ii) shall deliver to the Purchaser the Assignment and UCC Financing Statement, the Note and the Security Agreement, and (iii) shall date as of the then-current date and deliver to the parties the Mutual Releases.

6.Default Remedies. In the event of a default by the Purchaser under this Agreement, Lender, at its sole option and discretion, may, without limitation of any additional remedies provided for in the Note or the Security Agreement, avail itself of any or all of the following remedies (the “Default Remedies”):

a.	Instruct its counsel to release to Lender the confession of judgment and enter and enforce judgment against Borrower pursuant to the confession of judgment;

b.	Commence legal proceedings against the Purchaser for the collection of the Payments;

c.	Exercise all remedies available under the Security Agreement respecting the inventory and assets of Borrower;

d.	Seek and pursue any other remedies available to it at law or in equity.
The forgoing list of Default Remedies is not exhaustive and shall not be deemed to limit or prevent Lender from availing itself of any other remedies that may be available to enforce its rights under this agreement.

7.Mutual Release. Except for the rights and obligations of Borrower and Lender under this Agreement and any claims that may arise from or relate thereto, Borrower and Lender shall each execute releases (the “Mutual Releases”) in the form attached hereto as Exhibit D agreeing to release and forever discharge each other, their past and present parent corporations, subsidiaries, affiliates, successors, predecessors, assigns and related companies, and each of their and such entities’ past and present agents, representatives, officers, directors, employees, shareholders, principals, attorneys, heirs, and executors and any of such entities’ subsidiaries, affiliates, divisions, and each of their past and present shareholders, control persons, officers, directors, agents, servants, employees, affiliates, and attorneys, from any and all legal, equitable or other claims, cross-claims, counterclaims, third-party claims, demands, setoffs, defenses, contracts, accounts, suits, debts, agreements, actions, causes of action, sums of money, reckoning, bonds, bills, specialties, covenants, promises, variances, trespasses, damages, extents, executions, judgments, findings, controversies and disputes, and any past, present or future duties, responsibilities, or obligations, from the beginning of the world to the date hereof, which are known or unknown, and arise out of, or which may, can, or shall arise out of, or which have or ever had arisen out of, or which could have arisen out of, the subject matter of the Note or Security Agreement. Notwithstanding the foregoing, these releases shall not apply to the enforcement of the terms of this Agreement. The Mutual Releases shall be held in escrow by Lender’s counsel as set forth above.
8.Counterparts. A photocopy or telefax of this agreement shall be deemed as effective as an original, and this Agreement may be executed in counterparts.
9.Jurisdiction, Venue and Governing Law. With respect to any action arising in connection with this Agreement, the parties consent and submit to the personal and subject matter jurisdiction and venue of the federal and state courts situated in the County of Bexar, State of Texas. This agreement shall be construed and interpreted in accordance with the laws of the State of Texas, without regard to choice of law principles.
10.Interpretation. This agreement has been negotiated at arm's length and between and among persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, none of the parties shall be entitled to have any provisions of the Agreement construed against the other party in accordance with any rule of law, legal decision, or doctrine that would require interpretation of any ambiguities in this Agreement against the party that has drafted it.
11.Amendment, Assignment. No waiver, amendment or modification shall be effective unless in writing and signed by the party against whom the waiver, amendment or modification is sought to be enforced. This Agreement may not be assigned by any party without the consent of the other party, and prohibited assignments shall be null and void.

12.Agreement Supersedes All Prior Agreements. This Agreement constitutes the entire and complete understanding and agreement of the parties, and supersedes prior understandings and agreements, if any, among the parties with respect to the subject matter hereof.
13.Authority to Enter Into Agreement. The undersigned expressly represent and warrant that they have read this Agreement, have the authority to sign this Agreement on behalf of the party they purport to represent and have signed this agreement with full knowledge of its content and meaning.
14.Severability. If any of the provisions of this Agreement shall be proven unlawful or not enforceable, said provision or provisions shall be considered as never written, but such occurrence shall not affect the validity of the remaining terms and conditions of this Agreement.
15.Binding upon Successors. This agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal successors, representatives, heirs, permitted assigns, administrators, acquiring companies, and any person or entity claiming by, through or under any one or all of the parties.
16.Complete Document. The parties acknowledge that no person or any other entity has made any promise, representation, or warranty whatsoever, expressed, implied or statutory, not contained herein, concerning the subject matter hereof, to induce the execution of this Agreement, and the parties hereto acknowledge that they have executed this agreement without reliance on any promise, representation, or warranty not contained herein. The parties have read and understand all terms and conditions of this Agreement. The parties expressly acknowledge that there may be facts about which they do not know as of the date of this Agreement that later come to light which would impact their view of settlement, and agree and affirm, notwithstanding such possibility, their knowing and informed intent to enter into and be bound by this Agreement.
IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.

Dated: December 7, 2017	C2GO INC By: /s/ Andrew DeMaio_____________ Andrew DeMaio, President
Dated: December 7, 2017	FICENTIVE INC. By: /s/ Louis Hoch__________________ Louis Hoch, President

Dated: December 7, 2017	MERCURY INVESTMENT PARTNERS LLC By: /s/ Todd Light__________________ Todd Light, President

EXHIBIT A

NOTICE FROM FICENTIVE

December __, 2017
To Whom It May Concern:

FiCentive Inc., as the holder of a Secured Promissory Note issued by C2GO Inc. in principal amount of $200,000 payable to FiCentive Inc., hereby confirms that FiCentive and C2GO Inc. have executed an agreement whereby FiCentive will withdraw its pursuit of the repayment of such Note, and that FiCentive has agreed to not pursue actions initiated by it to enforce its security interest and other rights under such Note or to proceed with litigation against C2GO Inc.

Such agreements by FiCentive are in consideration for certain ongoing payments by C2GO Inc., and the continuation of the foregoing agreement by FiCentive is contingent upon the continued receipt by FiCentive of such payments.

By delivering this notice, FiCentive assumes no responsibility to advise of any changes in its position due to any failure of the scheduled payments being made.

FiCentive Inc.

By______________________________
Louis Hoch, President

EXHIBIT B

ASSIGNMENT OF THE NOTE AND OF THE SECURITY AGREEMENT

ASSIGNMENT

WHEREAS, FiCentive Inc. (hereinafter “FiCentive”), entered into an Agreement dated December __, 2017 with C2GO Inc. and Mercury Investment Partners LLC (the “Agreement”); and

WHEREAS, pursuant to the Agreement FiCentive agreed to sell to Mercury a certain Secured Promissory Note with a stated face value of $200,000, made by C2GO, Inc. in favor of FiCentive (the ”Note”), to a third party;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Assignment, and the mutual covenants and agreements contained in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FiCentive, as the lawful owner of the Note referenced in the Agreement, does hereby assign and transfer in full all right, title and interest in and to the Note to Mercury Investment Partners LLC.

IN WITNESS WHEREOF, FiCentive has executed this Assignment to be effective as of the day and year written below.

FICENTIVE INC.

By: ___________________________
Louis Hoch, President

Dated: ________________________

EXHIBIT C

CONFESSION OF JUDGMENT BY BORROWER

CAUSE NO. 2015CI16234

FICENTIVE, INC. PLAINTIFF, vs. C2GO, INC., DEFENDANT.	§ § § § § § § § §	IN THE DISTRICT COURT 131ST JUDICIAL DISTRICT BEXAR COUNTY, TEXAS

______________________________________________________________________________

AGREED FINAL JUDGMENT

ON THIS DAY came before the Court Plaintiff, FiCentive, Inc. and Defendant. C2Go, Inc.’s Motion for Entry of Agreed Final Judgment. Based on the pleadings and the agreement of Plaintiff and Defendant, it is
ORDERED, ADJUDGED, and DECREED that all allegations in Plaintiff’s Original Petition are admitted by Defendant; It is further
ORDERED, ADJUDGED, and DECREED that based on Defendant’s admission of the allegations in Plaintiff’s Original Petition, Plaintiff is awarded a judgment against Defendant in the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) on its breach of contract claim against Defendant; It is further

ORDERED, ADJUDGED, and DECREED that Plaintiff is entitled to all writs necessary to effectuate this Judgment; It is further
ORDERED, ADJUDGED, and DECREED THAT THIS JUDGMENT DISPOSES OF ALL ISSUES AND ALL PARTIES. ALL RELIEF NOT GRANTED HEREIN IS DENIED. THIS IS IN ALL THINGS A FINAL AND APPEALABLE JUDGMENT.

SIGNED and ENTERED this ____ day of December 2017.

______________________________
DISTRICT COURT JUDGE

APPROVED AND ENTRY REQUESTED:

PULMAN, CAPPUCCIO,
PULLEN, BENSON & JONES, LLP
2161 NW Military Highway, Suite 400
San Antonio, Texas 78213
www.pulmanlaw.com
(210) 222-9494 Telephone
(210) 892-1610 Facsimile

By: /s/ Eric A. Pullen
Eric A. Pullen
Texas State Bar No. 24007881
    rreed@pulmanlaw.com

C2GO, INC.

By: ____________________________
Name: _____________________
Its: ________________________
Date: ______________________

EXHIBIT D

MUTUAL RELEASES